Exhibit 99.1

News Release	News Release

MAGNUM HUNTER RESOURCES ANNOUNCES

EXPANDED SENIOR BANK CREDIT FACILITY

Borrowing Base Increased 17.5% From $200 Million To $235 Million

Reserve Growth of 21.4% in Fourth Quarter of 2011

FOR IMMEDIATE RELEASE - Houston, TX - (Market Wire) – February 15, 2012 –Magnum Hunter Resources Corporation (NYSE: MHR, NYSE Amex: MHR-PrC and MHR-PrD) ("Magnum Hunter" or the "Company") announced today that the Company’s borrowing base under its $350 million Senior Bank Facility (the “Senior Credit Facility”), which consists of a $250 million Senior Revolving Credit Facility and a $100 million Term Loan Facility, has been increased by $35 million from $200 million to $235 million (the “New Borrowing Base”). The 17.5% increase in Magnum Hunter’s borrowing base is entirely due to organic growth of the Company’s existing proved reserve base due to the successful drilling activities in its three unconventional resource plays. As previously announced, Magnum Hunter’s proved reserves increased by 21% to 45 million BOE from September 30, 2011 to December 31, 2011.

As a result of the New Borrowing Base and availability under the Company’s Senior Revolving Credit Facility, as of February 14, 2012, the Company had approximately $80 million of cash and existing liquidity under its Senior Credit Facility and total liquidity of approximately $120 million including the Eureka Hunter Credit Facility. In addition, the Company has raised over $21 million year-to-date in our Series D Preferred Stock (non-convertible) and anticipates additional issuances throughout 2012. The additional liquidity from these sales provides the Company further financial support to fund its 2012 upstream capital program.

The applicable interest rate margin of the Senior Revolving Credit Facility ranges from LIBOR plus 2.25% to LIBOR plus 3.25%, depending on the amount drawn at any given time on the Senior Revolving Credit Facility. The amendment to the Senior Revolving Credit Facility will be filed with the Securities and Exchange Commission in due course. The Senior Revolving Credit Facility is governed by a semi-annual borrowing base redetermination derived from the Company’s total proved crude oil and natural gas reserves.

Bank of Montreal serves as the “Administrative Agent” under the Senior Revolving Credit Facility, with Capital One, N.A. serving as the “Syndication Agent”, and Amegy Bank National Association, KeyBank National Association and UBS Securities LLC serving as “Documentation Agents”. BMO Capital Markets serves as “Lead Arranger” and “Sole Bookrunner”. Participating banks in the Senior Revolving Credit Facility include Citibank, N.A., Credit Suisse AG, Deutsche Bank Trust Company Americas, Royal Bank of Canada, SunTrust Bank, Goldman Sachs Bank USA, and Union Bank, N.A.

Management Comments

Mr. Ronald D. Ormand, Executive Vice President and Chief Financial Officer of Magnum Hunter, commented, “We are very pleased to announce another increase in our Company’s borrowing base to $235 million, our sixth increase in the last twelve months. The New Borrowing Base represents an increase of 17.5% over our previous Borrowing Base established at September 30, 2011 and has grown entirely due to the success of the drilling programs in each of the Company’s three resource plays. In addition, the New Borrowing Base provides additional liquidity to fund our 2012 capital budget. We were also successful in adding a new lender, Royal Bank of Canada, to our bank lending syndicate group. The Company remains fully funded on its previously announced 2012 capital budget of $200 million.”

About Magnum Hunter Resources Corporation

Magnum Hunter Resources Corporation and subsidiaries are a Houston, Texas based independent exploration and production company engaged in the acquisition, development and production of crude, natural gas and natural gas liquids, primarily in the states of West Virginia, Kentucky, Ohio, Texas, North Dakota and Saskatchewan, Canada. The Company is presently active in three of the most prolific unconventional shale resource plays in North America, namely the Marcellus/Utica Shale, Eagle Ford Shale and Williston Basin/Bakken Shale.

For more information, please view our website at www.magnumhunterresources.com

Forward-Looking Statements

The statements and information contained in this press release that are not statements of historical fact, including all estimates and assumptions contained herein, are “forward looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward looking statements include, among others, statements, estimates and assumptions relating to our business and growth strategies, our oil and gas reserve estimates, estimates of oil and natural gas resource potential, our ability to successfully and economically explore for and develop oil and gas resources, our exploration and development prospects, future inventories, projects and programs, expectations relating to availability and costs of drilling rigs and field services, anticipated trends in our business or industry, our future results of operations, our liquidity and ability to finance our exploration and development activities, market conditions in the oil and gas industry and the impact of environmental and other governmental regulation. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may”, “will”, “could”, “should”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “project”, “pursue”, “plan” or “continue” or the negative thereof or variations thereon or similar terminology. These forward-looking statements are subject to numerous assumptions, risks, and uncertainties. Factors that may cause our actual results, performance, or achievements to be materially different from those anticipated in forward-looking statements include, among other, the following: adverse economic conditions in the United States and globally; difficult and adverse conditions in the domestic and global capital and credit markets; changes in domestic and global demand for oil and natural gas; volatility in the prices we receive for our oil and natural gas; the effects of government regulation, permitting, and other legal requirements; future developments with respect to the quality of our properties, including, among other things, the existence of reserves in economic quantities; uncertainties about the estimates of our oil and natural gas reserves; our ability to increase our production and oil and natural gas income through exploration and development; our ability to successfully apply horizontal drilling techniques and tertiary recovery methods; the number of well locations to be drilled, the cost to drill, and the time frame within which they will be drilled; drilling and operating risks; the availability of equipment, such as drilling rigs and transportation pipelines; changes in our drilling plans and related budgets; and the adequacy of our capital resources and liquidity including, but not limited to, access to additional borrowing capacity. Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. Readers are cautioned not to place undue reliance on forward-looking statements, contained herein, which speak only as of the date of this document.  Other unknown or unpredictable factors may cause actual results to differ materially from those projected by the forward-looking statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, including estimates, whether as a result of new information, future events, or otherwise. We urge readers to review and consider disclosures we make in our public filings made from time to time with the Securities and Exchange Commission that discuss factors germane to our business, including our Annual Report on Form 10-K, as amended, for the year ended December 31, 2010 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements.

Magnum Hunter Contact:	Gabe Scott Assistant Vice President of Finance and Assistant Treasurer ir@magnumhunterresources.com (832) 203-4545